Exhibit 99.434

Incorporating Transmission in PX Markets: Amendment #23 Ruling and Effects of Potential Changes to ISO Congestion Management Process March 15, 2000

ISO Amendment #23 FERC called for ISO to rethink its intrazonal congestion management process. Concurring opinion called for locational pricing. Seen as an opportunity to reopen the compromises underlying the CA markets. Second price auctions. Zonal congestion model. No ISO forward energy market (separate ISO and PX). Market separation constraints in congestion management.

WPTF Keep zonal model. Create more zones where necessary. Release FTRs for all ATC. SCs could schedule outside ISO interzonal CM process. Other markets could form to perform interzonal CM. Move to NERC-style flowgate model. Consistent with CONG with interzonal loops modeled. Evolutionary change.

Coalition Move to nodal model. Or at least many more zones. Remove market separation constraints. Allow ISO to arrange energy trades during CM. All profitable trades arranged whether or not they reduce congestion. Revolutionary change.

Changes that Affect PX Markets Creating many more zones. Releasing FTRs for all possible ATC. Removing market separation constraints.

Current BFM Structure Party can choose to buy/sell in NP15 or SP15. Large number of potential loads and supplies in zone. Only parties outside the zone need to hedge congestion. Know the interzonal paths on which they need FTRs. NP15 SP15

BFM with Many Zones or Nodes BFM in 1 or 2 zones? Smaller number of loads and supplies in zone that can trade without congestion exposure. Increases need for FTRs. Buy FTRs before energy trade? What price for FTRs? Buy FTRs after energy trade? What price for energy trade? BFM in many zones? Fragments the BFM.

Impact of Release of FTRs on all ATC Traders can acquire FTRs to schedule before ISO CM process. Increases importance of FTR secondary markets. Most interzonal transmission may be scheduled before ISO CM. Little or no capacity available in ISO DA & HA CM process. Fragments PX DA & DO markets into markets in individual zones.

Effect of Removing Market Separation Constraints ISO effectively runs day-ahead and hour-ahead energy markets whenever there is congestion. ISO would arrange all trades that are cost-effective. Loads can buy energy from any SCs' resources. Supplies sell energy to any SCs' loads. If PX relies on ISO to schedule transmission, other SCs' loads could buy energy from PX supplies without paying PX admin charges. PX could schedule transmission using FTRs to bypass ISO interzonal CM process.

Other Challenges External ISOs and ISAs may require that energy trades schedule needed FTRs. Parties outside CA wishing to trade in CA would have to acquire FTRs to CA border. PX could extend its markets to facilitate trading with areas outside CaISO.

Possible Response to Challenges Expand BFM to allow continuous trading of: locational energy FTRs counterflows. Provides a secondary market for trading FTRs. Can be used by parties who use PX as their SC. Can be used by parties using other SCs. Prevents the fragmentation of the PX energy markets.

Example Network Model Three node looped network. Lines with equal impedances. Parties can bid to buy or offer to sell energy at any node. A, B or C. Parties can bid to buy or offer to sell FTRs on each path. A(r)B, B(r)A, A(r)C, C(r)A, B(r)C, C(r)B.

Accepting Bids and Offers LP determines transactions that can be scheduled: Minimize Cost of Energy Offers Accepted - Value of Energy Bids Accepted + Cost of FTR Offers Accepted - Value of FTR Bids Accepted Subject to For each path and direction on path: Flow from energy transactions £ FTR Offers Accepted - FTR Bids Accepted FTR Offers Accepted - FTR Bids Accepted 3 0 No transactions scheduled.

Accepting Bids and Offers To schedule 1 MW of offer at A and 1 MW of bid at B would require: 2/3 MW FTR A(r)C 1/3 MW FTR A(r)B 1/3 MW FTR B(r)C. Costs of energy and FTR sales: Energy at A: $24 2/3 MW FTR A(r)C: $2 1/3 MW FTR A(r)B: $2 1/3 MW FTR B(r)C: $2 Total $30 Value of energy purchase at C: $29. No transactions can be scheduled.

Implicit Bids and Offers Sensitivity analysis can be used to derive implicit bids and offers from open real bids and offers. For example: An offer to sell up to 4 MW at $3/MW or less on path A(r)B would be used. Implicit bid to buy 4 MW FTR on A(r)B @ $3/MW. An offer to sell up to 9 MWh at $25/MWh or less at B would be used. Implicit bid to buy 9 MWh at B @ $25/MW. PX could provide real and implicit bid/ask spreads at each location and on each path to aid participants in formulating bids and offers.

Accepting Bids and Offers Suppose that party with open offer to sell FTR on A(r)B changes its offer to 4 MW @ $2.70/MW. The PX could now arrange the transactions shown at the right. PX takes title to FTRs: 4 MW A(r)B 4 MW B(r)C 8 MW A(r)C. Difference between energy sale price at A and energy purchase price at C provides revenue PX needs to buy the FTRs.

Information Provided to Traders Traders can use bid/ask spreads (real or implicit) at their location to guide their bidding. Traders can be more ambitious if they desire. PX could make its LP model available. PX could provide all open bids and offers. Traders could then examine all open real bids and offers at each location and on each path to determine the possible interactions and possible opportunities.

Additional Bids and Offers Unused bids and offers remain open unless removed or changed. New bids and offers are received and transactions arranged if possible. New offer to sell 6 MWh at B at $25/MWh. No transactions can be struck. PX can continuously update information on actual bid/ask as well as implicit bid/ask as information to guide participants.

Accepting Bids and Offers Suppose that someone bids to buy 2 MW of FTR on A(r)B at $4/MW. The PX would arrange the transactions shown at the right. PX takes title to additional FTRs: 4 MW B(r)C 2 MW A(r)C. The PX can sell FTRs previously acquired because of new counterflows. 2 MW A(r)B. Revenue from FTR sale and difference between energy sale price at B and purchase price at C provide revenue for PX to buy needed FTRs.

Settlement for Energy Transactions Settle energy trades at difference between price in BFM and PX Day-Ahead market: Party j sells sij MWh at location i in BFM at cijsale. PX DA price at location i is ciDA. Party receives sij (cijsale - ciDA) in BFM. If party schedules supply sij in PX DA, he will receive sij ciDA otherwise he buys back sale at DA price. Party k buys bik MWh at location i in BFM at cikbought. PX DA price at location i is ciDA. Party pays bik (cikbought - ciDA) in BFM. If party schedules load bik in PX DA, he will pay bik ciDA otherwise he sells back purchase at DA price.

Settlement for FTR Transactions Settle transmission trades differently. A trader may want to buy an FTR through the PX BFM but schedule it using another SC. He may want to register with ISO as owner of the FTR to be able to use the physical tie breaker aspect of the FTR. Registered owner will receive congestion rents from ISO. Seller of the FTR cannot be viewed as selling the FTR in ISO DA congestion market. We cannot settle FTR transactions in BFM at difference between BFM transaction price and ISO DA usage charge.

Settlement for FTR Transactions FTR purchases and sales in BFM settled at price of trade in the BFM. Congestion usage charges in ISO DA market paid to registered owner of FTR from BFM. PX could be registered owner of FTRs acquired to support the energy trades from the BFM. PX will be at least revenue neutral in its BFM, DA energy market and ISO DA congestion market. PX may be revenue positive if congestion in ISO DA market is opposite the final flows from PX BFM and ISO can sell the resulting counterflows in its market.

Possible Extension Market could be extended to allow offers to sell coverage of congestion price risk without selling FTR. Party offers to sell energy in zone A @ $X/MWh Same party bids to buy energy in zone B @ $Y/MWh. Party couples the bid and offer to sell a flow from A to B. Price differential (Y-X) is price that the party offers to accept the congestion price risk from B to A. Energy traders may be interested in such offers. Party bidding for an FTR B(r)A would not matched to the offer to accept congestion price risk. FTR's physical tie-breaker aspect is maintained.